AMENDMENT

TO

THE CUSTODIAN AND ETF TRANSFER AGENT AGREEMENT BETWEEN

SEGALL BRYANT AND HAMILL TRUST and BROWN BROTHERS HARRIMAN & CO.

THIS AMENDMENT TO THE CUSTODIAN AND ETF TRANSFER AGENT AGREEMENT (this “Amendment”) is dated December 4, 2023, by and between SEGALL BRYANT AND HAMILL TRUST, a management investment company organized under the laws of the Commonwealth of Massachusetts and registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as amended (“the 1940 Act”) (the “Trust” on behalf of itself or each of its series listed on Appendix A attached hereto, each a “Fund” and collectively the “Funds”), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (“BBH&Co.” or, as applicable, the “Custodian” or the “TA”). Capitalized terms used herein and not defined shall have the meanings ascribed to them under the Agreement (defined below).

WHEREAS, the Trust and BBH&Co. executed a Custodian Agreement dated as of May 16, 2019, as amended and renamed the Custodian and ETF Transfer Agent Agreement (the “Agreement”);

WHEREAS, the Trust has established the Segall Bryant & Hammill International Fund, LP, which is being reorganized into the Segall Bryant & Hamill International Equity Fund, a portfolio of the Segall Bryant & Hamill Trust;

NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The Agreement is hereby amended by deleting Appendix A in its entirety and replacing it with the updated Appendix A attached hereto.
2.	This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as specifically amended hereby, the Agreement remains unchanged, in full force and effect and binding on the parties in accordance with its terms. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.
3.	This Amendment shall be governed and construed in accordance the governing law and jurisdiction provisions of the Agreement.
4.	This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile transmission or other electronic mail transmission (e.g. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

SEGALL BRYANT AND HAMILL TRUST, for itself and on behalf of each of the Funds listed on Appendix A attached hereto

By: /s/ Jasper R. Frontz

Name: Jasper R. Frontz

Title: Treasurer & CCO

Date: December 7, 2023

BROWN BROTHERS HARRIMAN & CO.

By: /s/ Hugh Bolton

Name: Hugh Bolton

Title: Principal

Date: December 7, 2023

APPENDIX A

TO THE CUSTODIAN AND ETF TRANSFER AGENT AGREEMENT

BETWEEN SEGALL BRYANT AND HAMILL and BROWN BROTHERS HARRIMAN & CO.

Effective as of December 5, 2023

The following is a list of Funds/Portfolios for which BBH&Co. shall serve under a Custodian for all, and as Transfer Agent for ETFs, under the Custodian and Transfer Agent Agreement dated as of May 6, 2019, as amended:

Segall Bryant & Hamill Small Cap Growth Fund
Segall Bryant & Hamill Global All Cap Fund
Segall Bryant & Hamill Short Term Plus Fund
Segall Bryant & Hamill Plus Bond Fund
Segall Bryant & Hamill Quality High Yield Fund
Segall Bryant & Hamill Municipal Opportunities Fund
Segall Bryant & Hamill Colorado Tax Free Fund
Segall Bryant & Hamill Small Cap Value Fund
Segall Bryant & Hamill All Cap Fund
Segall Bryant & Hamill Emerging Markets Fund
Segall Bryant & Hamill International Equity Fund
Segall Bryant & Hamill International Small Cap Fund
Segall Bryant & Hamill Small Cap Core Fund
Segall Bryant & Hamill Select Equity ETF
Barrett Growth Fund
Barrett Opportunity Fund